SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549




FORM 8-K



CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934



Date of Report: 			December 31, 1997
(Date of earliest event reported)


MNB BANCSHARES, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

	0-20878
(Commission File Number)

48-1120026
(IRS Employer Identification Number)

800 Poyntz Avenue, Manhattan, Kansas
(Address of principal executive offices)

66502
(Zip Code)

(785) 565-2000
(Registrant's telephone number, including area code)

Item 2.	Acquisition or Disposition of Assets

Effective December 31, 1997, MNB Bancshares, Inc.,
(the "Registrant") acquired all of the issued and outstanding stock of Freedom Bancshares, Inc. ("Freedom"), a Kansas corporation, for approximately $5.19 million in cash pursuant to the terms of an Agreement and Plan of Merger
(the "Agreement") dated September 16, 1997. Pursuant to the Agreement, Freedom was merged with and into MNB
Acquisition Corporation, a wholly owned subsidiary of the Registrant created for the purpose of consummating the merger (the "Merger"). Following the Merger, the Registrant became the owner of all of the issued and outstanding shares of Freedom.


Item 7.	Financial Statements, Pro Forma Financial Information,
and Exhibits

(a)	Financial Statements of Business Acquired

It is impracticable to provide this financial information at the time of the filing of this Current report. The required financial information concerning Freedom will be filed within 60 days as required under Item 7.

(b)	Pro Forma Financial Information

It is impracticable to provide pro forma financial information at the time of the filing of this Current report. The required pro forma financial information concerning Freedom will be filed within 60 days as required under Item 7.


(c)	Exhibits

	None.

 SIGNATURES

Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


MNB BANCSHARES, INC.


Dated:	January 14, 1998

By:
	/s/ Susan E. Roepke
	Vice President